Exhibit 10.6
VESTIS CORPORATION
2023 LONG-TERM INCENTIVE PLAN

1.Purpose. The purpose of the Vestis Corporation 2023 Long-Term Incentive Plan (the “Plan”) is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby current and prospective directors, officers, employees, consultants and advisors of Vestis Corporation (the “Company”) and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation (which may, but need not, be measured by reference to the value of Common Stock), thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders. The Company also established the Plan to enable awards to be issued pursuant to and in accordance with the Employee Matters Agreement and Section 12 hereof, and thereby to promote the growth in value of the Company’s equity and enhancement of long-term stockholder return.
2.Definitions. As used in this Plan, the following capitalized terms have the meanings set forth or referenced below.
(a)“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control” as used in the Plan means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled” and “controlling” have meanings correlative to the foregoing.
(b)“Award” means, individually or collectively, any award or benefit granted under the Plan, including, without limitation, Options, SARs and Full Value Awards.
(c)“Award Agreement” means any agreement or other instrument (whether in paper or electronic medium (including e-mail or the posting on a website maintained by the Company or a third party under contract with the Company)) setting forth the terms of an Award that has been duly authorized and approved by the Committee.
(d)“Board” means the Board of Directors of the Company.
(e)“Cause” means, with respect to a Participant and unless the Committee specifies otherwise in an Award Agreement, (i) if a Participant is a party to a Service Agreement, the definition specified in such Service Agreement or (ii) if a Participant is not a party to a Service Agreement or if such Service Agreement does not define the term (1) commission of a felony or a crime of moral turpitude; (2) commission of a willful and material act of dishonesty involving the Company; (3) material breach of the Company’s Business Conduct Policy that causes harm to the Company or its business reputation; or (4) willful misconduct that causes material harm to the business or reputation of the Company or any of its Affiliates.

(f)“Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events that occurs after the Effective Date:
(i)the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used for purposes of Sections 13(d)(3) and 14(d)(2) of the Exchange Act);
(ii)any person or group is or becomes the “beneficial owner” (as such term is used for purposes of Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the total voting power of the outstanding voting stock of the Company, including, without limitation, by way of merger, consolidation or otherwise;
(iii)during any period of twenty-four (24) months commencing following the Effective Date, individuals who, at the beginning of such period, constitute the Board (“Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided, that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or
(iv)a complete liquidation or dissolution of the Company.
In addition, if a Change of Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Code Section 409A, the transaction or event described in paragraphs (i), (ii) or (iii) as applicable with respect to such Award and such Participant must also constitute a “change in control event” for purposes of Code Section 409A.
(g)“Code” means the Internal Revenue Code of 1986, as amended. A reference to any section of the Code shall include reference to any successor provision and any Treasury Regulations promulgated thereunder.
(h)“Committee” has the meaning set forth in subsection 4(a) of the Plan.

(i)“Common Stock” means the common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).
(j)“Company” means Vestis Corporation, a Delaware corporation, or any successor thereto.
(k)“Continuing Award” has the meaning set forth in subsection 9(a) of the Plan.
(l)“Date of Grant” means the date on which an Award is authorized and effective or such later date on which the Award is to be effective as may be specified by the Committee at the time the Award is authorized.
(m)“Director” means a member of the Board or a member of the board of directors of any of the Company’s Affiliates, in any case who is not an employee of the Company or any Affiliate.
(n)“Disability” means a “permanent disability” as defined in the Company’s long-term disability plan as in effect from time to time, or if there shall be no such plan, the inability of the Participant to perform in all material respects the Participant’s duties and responsibilities to the Company or any of its Affiliates for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period by reason of a physical or mental incapacity; provided, however, that if an Award is subject to Code Section 409A and payment is on account of “Disability,” the term has the meaning specified in Code Section 409A for purposes of payment of amounts subject to Code Section 409A.
(o)“Distribution Date” means the date on which Parent consummates the distribution of shares of the Company on a pro rata basis to holders of shares of Parent.
(p)“Effective Date” has the meaning the meaning set forth in Section 3 of the Plan.
(q)“Eligible Person” means (i) any individual employed by the Company or any of its Affiliates, (ii) any Director and (iii) any consultant or advisor to the Company or any of its Affiliates who may be offered securities registrable on Form S-8 under the Securities Act or pursuant to Rule 701 of the Securities Act or any other available exemption, as applicable. Notwithstanding the foregoing, an “Eligible Person” for purposes of the grant of an Incentive Stock Option shall be limited to an individual who is employed by the Company or a subsidiary corporation of the Company as defined in Code Section 424(f). An “Eligible Person” shall include any person who is expected to meet the requirements of paragraphs (i), (ii) or (iii), provided that an Award to any such person may not be effective earlier than the date on which such individual begins to provide services to the Company or an Affiliate.
(r)“EMA Participant” means each SpinCo Group Employee who is entitled to a SpinCo Award pursuant to the terms of the Employee Matters Agreement.

(s)“Employee Matters Agreement” means the Employee Matters Agreement by and between Parent and the Company, dated as of the Distribution Date
(t)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(u)“Exercise Price” has the meaning set forth in subsection 7(c) of the Plan.
(v)“Expiration Date” has the meaning set forth in subsection 7(h) of the Plan.
(w)“Fair Market Value” of a share of Common Stock as of any date shall be determined in accordance with the following:
(i)if the Common Stock is listed on one (1) or more established U.S. national or regional securities exchanges, the Fair Market Value shall be the closing sale price for such Common Stock (or if no closing sale price is reported, the closing price on the last preceding date on which such prices of the Common Stock are so reported) on such date as reported in composite transactions for the principal exchange on which the Common Stock is listed (as determined by the Committee);
(ii)if the Common Stock is not listed on a U.S. national or regional securities exchange but is traded over the counter at the time determination of the Fair Market Value is required to be made, the Fair Market Value shall be equal to the average between the high and low sales prices of the Common Stock on the most recent date on which the Common Stock was traded, as reported by Pink OTC Markets Inc. or a similar organization (as selected by the Committee); and
(iii)if paragraphs (i) and (ii) next above are otherwise inapplicable, then the Fair Market Value shall be determined by the Committee in good faith.
(bb)    “Full Value Award” has the meaning set forth in Section 8 of the Plan.
(cc)    “Good Reason” means, with respect to a Participant and unless the Committee specifies otherwise in an Award Agreement, (i) if a Participant is a party to a Service Agreement, the definition specified in such agreement or (ii) if a Participant is not a party to a Service Agreement or if such Service Agreement does not define the term, any of the following that occur without the Participant’s express prior written approval, other than due to Participant’s Disability or death: (1) a material decrease in the Participant’s base salary or target bonus; (2) a material diminution in the Participant’s title or reporting relationship or a material diminution in the Participant’s duties or responsibilities (other than solely because there is no stock of the Company or a successor that is publicly traded); or (3) relocation of the Participant’s principal work location of more than twenty-five (25) miles from the Participant’s then-current principal work location. The Participant’s Termination Date shall be considered to be on account of Good Reason only if (A) within thirty (30) days after the Participant knows or has reason to know that an event or circumstance constituting Good Reason has occurred, the Participant provides written notice to the Company specifying in reasonable detail the event or circumstance claimed to constitute Good Reason (the “Good Reason Notice”); (B) if curable, the event or circumstance has not been cured within thirty (30) days of the Company’s receipt of the Good Reason Notice; and (C) the Participant terminates employment within ninety (90) days after the date on which the Participant provided the Good Reason Notice to the Company.
(dd)    “Good Reason Notice” has the meaning set forth in subsection 2(cc) of the Plan.
(ee)    “Incentive Stock Option” means an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b).
(ff)    “Incumbent Director” has the meaning set forth in paragraph 2(h)(iii) of the Plan.
(gg)    “Indemnifiable Person” has the meaning set forth in subsection 4(e) of the Plan.
(hh)    “Net Exercise” means a Participant’s ability to exercise an Option or SAR by directing the Company to deduct from the shares of Common Stock issuable upon exercise of such Option or SAR, a number of shares of Common Stock having an aggregate Fair Market Value equal to the sum of the aggregate Exercise Price therefor (in the case of an Option) plus the amount of the Participant’s Tax Withholding, and the Company shall thereupon issue to the Participant the net remaining number of shares of Common Stock after such deductions. The Committee may exercise its discretion to limit or prohibit the use of a Net Exercise solely with respect to the Tax Withholding if the Committee determines, in good faith, that to allow for a Net Exercise with respect to Tax Withholding would result in a material negative impact on the Company’s and it Affiliates’ near-term liquidity needs.
(ii)    “Nonqualified Stock Option” means an Option that is not intended to be an “incentive stock option” as that term is described in Code Section 422(b).
(jj)    “Option” has the meaning set forth in subsection 7(a) of the Plan.
(x)“Parent” means Aramark, a Delaware corporation.
(y)“Parent Award” has the meaning set forth in the Employee Matters Agreement.
(z)“Parent Stock Incentive Plan” has the meaning set forth in the Employee Matters Agreement.
(kk)    “Participant” has the meaning set forth in Section 6 of the Plan.
(ll)    “Person” means a “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.
(mm)    “Plan” means this Vestis Corporation 2023 Long-Term Incentive Plan, as the same may be amended from time to time.

(nn)    “Qualifying Termination” means, with respect to a Participant and unless the Committee specifies otherwise in an Award Agreement, (i) if a Participant is a party to a Service Agreement, the definition specified in such agreement or (ii) if a Participant is not a party to a Service Agreement or if such Service Agreement does not define the term, the Participant’s Termination Date that occurs by reason of (1) termination by the Company or an Affiliate of the Company without Cause or (2) termination by the Participant for Good Reason, in either case on or within two (2) years following a Change of Control.
(oo)    “Replacement Awards” has the meaning set forth in subsection 9(b) of the Plan.
(pp)    “Recycled Shares” has the meaning set forth in subsection 5(b) of the Plan.
(qq)    “Retirement” means with respect to a Participant, except as provided in an Award Agreement, the Participant’s Termination Date that occurs on or after achieving age 60 and five (5) years of service with the Company and its Affiliates (and/or any of their respective predecessors) and that does not occur for any other reason.
(rr)    “SAR” has the meaning set forth in subsection 7(b) of the Plan.
(ss)    “Securities Act” means the Securities Act of 1933, as amended.
(tt)    “Service Agreement” means an employment agreement or other service agreement or a restrictive covenant agreement (or agreement of similar import) between a Participant and the Company or any of its Affiliates.
(uu)    “SpinCo Award” has the meaning set forth in the Employee Matters Agreement.
(vv)    "SpinCo Group Employee" has the meaning set forth in the Employee Matters Agreement.
(ww)    “Substitute Award” means an Award granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, in all cases by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. In no event shall the issuance of Substitute Awards change the terms of such previously granted awards such that the change, if applied to a current Award, would be prohibited under the provisions of subsection 7(f) of the Plan (relating to Option and SAR repricing) or would be treated as a material modification of the award for accounting purposes or for purposes of Code Section 409A or would otherwise violate Code Section 409A.
(xx)    “Tax Withholding” means a Participant’s tax withholding for any federal, state, local and non-U.S. income and employment taxes that are withheld with respect to any Award granted hereunder pursuant to subsection 10(c) of the Plan.
(yy)    “Termination Date” means the date on which a Participant both ceases to be an employee of the Company and its Affiliates and ceases to perform material services for the Company and its Affiliates (whether as a Director or otherwise), regardless of the reason for the cessation; provided, however, that a Participant’s “Termination Date” shall not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by the Company or an Affiliate which was the recipient of the Participant’s services; and provided, further that, with respect to a Director, “Termination Date” means the date on which the Director’s service as a Director terminates for any reason. Notwithstanding the foregoing and for the avoidance of doubt, in the event of a Change of Control, the “Termination Date” of any Participant who becomes employed by (if the Participant was an employee immediately prior to the Change of Control) the successor to the Company or an Affiliate of such successor or a board member of (if the Participant was a Director immediately prior to the Change of Control) the successor to the Company or an Affiliate of such successor shall not occur until the Participant both ceases to be an employee and ceases to perform material services for the successor and its Affiliates on or after the Change of Control.
3.Effective Date and Duration. The Plan shall be effective as of the Distribution Date provided that it is approved by the Board and the Company’s stockholders as of such date (which date shall be referred to herein as the “Effective Date”). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no new Awards shall be made under the Plan on or after the tenth anniversary of the Effective Date.
4.Administration.
(a)Generally. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 4. The Committee shall be selected by the Board, and shall consist solely of two (2) or more non-employee members of the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. As of the Effective Date, the Committee shall mean the Compensation and Human Resources Committee of the Board.
(b)Powers of Committee.   The Committee’s administration of the Plan shall be subject to the following:
(i)Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (1) designate Eligible Persons to become Participants in the Plan; (2) determine the type or types of Awards to be granted to a Participant; (3) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with Awards; (4) determine the terms and conditions of any Award and any amendments thereto; (5) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (6) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (7) conclusively interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and (8) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan;
(ii)To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States;
(iii)Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons; and
(iv)In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and by-laws of the Company, and applicable state corporate law.
(c)Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a securities exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.
(d)Information to be Furnished to Committee. The Company and its Affiliates shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Affiliates as to an individual’s employment or service, termination of employment or service, leave of absence, reemployment or recommencement of service and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

(e)Limitation on Liability and Indemnification of Committee. No member of the Board, the Committee, delegate of the Committee or any officer, employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud, gross negligence or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws or as a matter of law or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.
5.Shares Reserved and Limitations.
(a)Plan and Other Limitations. The Awards that may be granted under the Plan shall be subject to the following:
(i)The shares of Common Stock with respect to which Awards may be made under the Plan shall be shares of Common Stock currently authorized but unissued or currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares of Common Stock purchased in the open market or in private transactions.
(ii)Subject to the provisions of subsection 5(d), the maximum number of shares of Common Stock that may be issued with respect to Awards under the Plan from and after the Effective Date shall be equal to the sum of (A) the number of shares of Common Stock subject to SpinCo Awards (including, in the case of performance-based awards, the number of shares that may be delivered if the maximum performance metrics are satisfied) and (B) 15,000,000. Notwithstanding the foregoing:
(1)Shares of Common Stock covered by an Award shall only be counted as used to the extent that they are actually used. A share of Common Stock issued in connection with any Award under the Plan shall reduce the total number of shares of Common Stock available for issuance under the Plan.
(2)Any shares of Common Stock that are subject to Awards granted under the Plan in any case that terminate by reason of expiration, forfeiture, cancellation, termination, or otherwise, without the issuance of such shares, or that are settled in cash (which shares are referred to herein as “Recycled Shares”) shall again be available for grant under the Plan and shall be added back to the shares reserved for issuance under the Plan.
(3)The following shares of Common Stock may not be treated as Recycled Shares and may not again be made available for issuance as Awards under the Plan pursuant to this subsection 5(a): (A) shares of Common Stock not issued or delivered as a result of the Net Exercise of an outstanding Option or SAR; (B) shares of Common Stock used to pay the Exercise Price or Tax Withholding relating to an outstanding Award (including by way of net settlement); (C) shares of Common Stock repurchased on the open market with the proceeds of the Exercise Price, and (D) shares subject to Substitute Awards.
(iii)Except as expressly provided by the terms of this Plan, the issuance by the Company of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.
(iv)Substitute Awards shall not reduce the number of shares of Common Stock that may be issued under the Plan or that may be covered by Awards granted to any one Participant during any period pursuant to this subsection 5(a) or subsection 5(c).
(v)To the extent provided by the Committee, any Award may be settled in cash rather than shares of Common Stock.

(b)Maximum Shares for Incentive Stock Options. The maximum number of shares of Common Stock that may be delivered to Participants pursuant to Incentive Stock Options is equal to the number of shares reserved for issuance under subsection 5(a)(ii)(B); provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to Incentive Stock Options, such rules shall apply to the limit on Incentive Stock Options granted under the Plan.
(c)Limitations on Director Compensation. Subject to subsection 5(d), the sum of any cash compensation or other compensation and the value of any Awards granted to a Director as compensation for services as a Director during the period beginning on the date of one regular annual meeting of the Company’s shareholders until the date of the next regular annual meeting of the Company’s stockholders may not exceed $1,000,000. The Committee may make exceptions to this limit for individual Directors in exceptional circumstances, as the Committee may determine in its sole discretion, provided that the Director receiving such additional compensation may not participate in the decision to award such compensation. If the delivery of Common Stock or cash is deferred until after the Common Stock has been earned, any adjustment in the amount delivered to reflect actual or deemed earnings or other investment experience during the deferral period shall be disregarded in applying the foregoing limitations.
(d)Adjustments. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee shall adjust the terms of the Plan and Awards to preserve the benefits or potential benefits of the Plan or the Awards as determined in the sole discretion of the Committee. Action by the Committee with respect to the Plan or Awards under this subsection 5(d) may include, in its sole discretion: (i) adjustment of the number and kind of shares which may be delivered under the Plan (including, without limitation, adjustments to the number and kind of shares that may be granted to an individual during any specified time as described above); (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (A) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction and (B) cancellation of the Award in return for a cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of the value of the Common Stock subject to the Option or SAR at the time of the transaction over the Exercise Price).

(e)Special Vesting Rules. Subject to the other terms and conditions of the Plan, and except for Awards granted under the Plan with respect to shares of Common Stock which do not exceed, in the aggregate, five percent (5%) of the total number of shares of Common Stock reserved for issuance pursuant to subsection 5(a), the required period of service for any Award in which shares of Common Stock may be issued upon settlement shall be at least one (1) year subject to acceleration of vesting in the event of a Participant’s death, Disability, or Retirement (to the extent provided in the applicable Award Agreement or as provided by the Committee) or as otherwise provided under the Plan or in any Award Agreement.
6.Eligibility and Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Persons, those persons who will be granted one or more Awards under the Plan, and thereby become a “Participant” in the Plan. SpinCo Awards shall be made in accordance with Section 12 hereof and EMA Participants shall be treated as Participants in the Plan with respect to their SpinCo Awards and in accordance with the terms of the Plan.
7.Options and SARs.
(a)Certain Definitions.
(i)The grant of an “Option” under the Plan entitles the Participant to purchase shares of Common Stock at an Exercise Price established by the Committee. Any Option granted under this Section 7 may be either an Incentive Stock Option or a Nonqualified Stock Option, as determined in the discretion of the Committee. Notwithstanding the foregoing, an Option will be deemed to be an Nonqualified Stock Option unless it is specifically designated by the Committee as an Incentive Stock Option and/or to the extent that it does not otherwise satisfy the requirements for an Incentive Stock Option.
(ii)A stock appreciation right (an “SAR”) entitles the Participant to receive, in cash or shares of Common Stock, value equal to the excess of: (x) the fair market value of a specified number of shares of Common Stock at the time of exercise; over (y) the Exercise Price established by the Committee.
(b)Eligibility. The Committee shall designate the Participants to whom Options or SARs are to be granted under this Section 7 and shall determine the number of shares of Common Stock subject to each such Option or SAR and the other terms and conditions thereof, not inconsistent with the Plan.
(c)Exercise Price. The “Exercise Price” of each Option and SAR granted under this Section 7 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; provided, however, that, except with respect to the grant of Substitute Awards or SpinCo Awards, the Exercise Price shall not be less than one hundred percent

(100%) of the Fair Market Value of a share of Common Stock on the Date of Grant (or, if greater, the par value of a share of Common Stock).
(d)Exercise. An Option and an SAR granted under this Section 7 shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee not inconsistent with the Plan; provided, however, that no Option or SAR shall be exercisable after the Expiration Date with respect thereto.
(e)Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 7 shall be subject to the following:
(i)Subject to the following provisions of this subsection 7(e), the full Exercise Price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement not disapproved by the Committee and described in paragraph 7(e)(iii), payment may be made as soon as practicable after the exercise).
(ii)Subject to applicable law, the Exercise Price shall be payable to the Company in full either: (1) in cash or its equivalent; (2) by tendering (either by actual delivery or attestation) previously acquired shares of Common Stock having an aggregate fair market value at the time of exercise equal to the total Exercise Price; (3) pursuant to a Net Exercise; (4) by a combination of (1), (2) and/or (3); or (5) by any other method approved by the Committee in its sole discretion at the time of grant and as set forth in the Award Agreement; provided, however, that shares of Common Stock may not be used to pay any portion of the Exercise Price unless the holder thereof has good title, free and clear of all liens and encumbrances.
(iii)Except as otherwise provided by the Committee, a Participant may elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares of Common Stock) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any Tax Withholding resulting from such exercise.
As soon as practicable following exercise, including, without limitation, payment of the Exercise Price, certificates representing the shares of Common Stock so purchased shall be delivered to the person entitled thereto or shares of Common Stock so purchased shall otherwise be registered in the name of the Participant on the records of the Company’s transfer agent and credited to the Participant’s account.

(f)No Repricing. Except for either adjustments pursuant to subsection 5(d) (relating to the adjustment of shares), or reductions of the Exercise Price approved by the Company’s stockholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the Date of Grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower exercise price or a Full Value Award. Except as approved by the Company’s stockholders, in no event shall any Option or SAR granted under the Plan be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the Exercise Price of the Option or SAR is greater than the then-current Fair Market Value of a share of Common Stock.
(g)Tandem Grants of Options and SARs. An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement). If an Option is in tandem with an SAR, the exercise price of both the Option and SAR shall be the same, and the exercise of the corresponding tandem SAR or Option shall cancel the corresponding tandem SAR or Option with respect to such share. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same exercise price as the earlier granted Award, but in no event less than the Fair Market Value of a share of Common Stock at the time of such grant.
(h)Expiration Date. The “Expiration Date” with respect to an Option or SAR means the date established as the Expiration Date by the Committee at the time of the grant (as the same may be modified in accordance with the terms of the Plan); provided, however, that the Expiration Date with respect to any Option or SAR shall not be later than the earliest to occur of the ten (10)-year anniversary of the date on which the Option or SAR is granted or the following dates, unless the following dates are determined otherwise by the Committee:
(i)if the Participant’s Termination Date occurs by reason of death, Disability or Retirement, the one (1)-year anniversary of such Termination Date;
(ii)if the Participant’s Termination Date occurs for reasons other than Retirement, death, Disability or Cause, the ninety (90) day anniversary of the Participant’s Termination Date; or
(iii)if the Participant’s Termination Date occurs for reasons of Cause, the Participant’s Termination Date.
In no event shall the Expiration Date of an Option or SAR be later than the ten (10)-year anniversary of the date on which the Option or SAR is granted (or such shorter period required by law or the rules of any securities exchanges on which the Common Stock is listed).

8.Full Value Awards. A “Full Value Award” is a grant of one (1) or more shares of Common Stock or a right to receive one or more shares of Common Stock (or cash based on the value of Common Stock) in the future (including, without limitation, restricted stock, restricted stock units, deferred stock units, stock bonus awards, performance shares, and performance units) which is contingent on continuing service, the achievement of performance objectives during a specified period performance, or other restrictions as determined by the Committee or in consideration of a Participant’s previously performed services or surrender of other compensation that may be due. The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including, without limitation, provisions relating to dividend or dividend equivalent rights and deferred payment or settlement. Notwithstanding the foregoing, no dividends or dividend equivalent rights will be paid or settled on Full Value Awards that have not been earned or vested.
9.Change of Control. Subject to the provisions of subsection 5(d) and unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any applicable governmental agencies or national securities exchange, or unless otherwise provided by the Committee in the Award Agreement, in a Service Agreement, or in an individual severance or other similar agreement between the Company (or Affiliate) and a Participant, the provisions of this Section 9 shall apply in the event of a Change of Control.
(a)Performance Awards. Upon a Change of Control, (i) any performance conditions applicable to Full Value Awards outstanding under the Plan as of the date of the Change of Control shall be deemed to have been achieved at the target level of performance for the performance period in effect on the date of the Change of Control and such Awards shall thereafter not be subject to any performance conditions, and (ii) subject to the terms and conditions of this Section 9, any service-based conditions applicable to such Awards shall continue to apply as if the Change of Control had not occurred. Notwithstanding the foregoing, the foregoing provisions shall not apply with respect to any Award (a “Continuing Award”) if the Committee reasonably determines that, from and after the Change of Control, performance applicable to Full Value Awards can be determined with respect to the performance period in effect on the date of the Change of Control on substantially the same basis as applied immediately prior to the Change of Control. The provisions of this subsection 9(a) shall apply prior to the application of subsection 9(b) or 9(c), as applicable.
(b)Continuation, Assumption, and/or Replacement of Awards. If, upon a Change of Control, then-outstanding Awards under the Plan are continued under the Plan or are assumed by a successor to the Company and/or awards in other shares or securities are substituted for then-outstanding Awards under the Plan pursuant to subsection 5(d) or otherwise (which continued, assumed, and/or substituted awards are referred to collectively herein as “Replacement Awards”), then:
(i)each Participant’s Replacement Awards will continue in accordance with their terms; and

(ii)with respect to any Participant whose Termination Date has not occurred as of the Change of Control, if the Participant’s Termination Date occurs by reason of a Qualifying Termination, then (1) all of the Participant’s outstanding Replacement Awards that are Full Value Awards will be fully vested upon his or her Termination Date and will be settled or paid within thirty (30) days after the Termination Date or, if required by Code Section 409A, on the date that settlement or payment would have otherwise occurred under the terms of the Award and (2) in the case of any Replacement Awards that are Options or SARs, the Replacement Award will be fully vested and exercisable as of the Termination Date and the exercise period will extend for twenty-four (24) months following the Termination Date or, if earlier, the Expiration Date of the Option or SAR.
Any Replacement Award that is substituted for an Award under the Plan shall be an award of the same type and of substantially equivalent value as the Award for which the Replacement Award is substituted. If the provisions of paragraph 9(b)(ii) apply (and if performance has not otherwise been determined in accordance with subsection 9(a) with respect to any Continuing Award), any performance relating to Replacement Award shall be deemed to have been achieved at the target level of performance for the performance period in effect on the Termination Date.
(c)Termination/Acceleration. If, upon a Change of Control, the provisions of subsection 9(b) do not apply, all then-outstanding Awards will become fully vested upon the Change of Control and will be cancelled in exchange for a cash payment or other consideration generally provided to stockholders in the Change of Control equal to the then-current value of the Award, determined as though the Award was fully vested and exercisable (as applicable) and any restrictions applicable to such Award had lapsed immediately prior to the Change of Control; provided, however, that in the case of an Option or SAR, the amount of such payment may be equal to the excess of the aggregate per share consideration to be paid with respect to the cancellation of the Option or SAR over the aggregate Exercise Price of the Option or SAR (but not less than zero (0)). For the avoidance of doubt, in the case of any Option or SAR with an Exercise Price that is greater than the per share consideration to be paid with respect to the cancellation of the Option or SAR pursuant to this subsection 9(c), the consideration to be paid with respect to cancellation of the Option or SAR may be zero (0). Any payment or settlement pursuant to this subsection 9(c) will be made within thirty (30) days after the Change of Control or, if required by Code Section 409A, on the date that payment or settlement would have otherwise occurred under the terms of the Award.
10.Amendment and Termination. The Board may, at any time, amend or terminate the Plan, and the Board or Committee may amend any Award Agreement; provided, however, that no amendment or termination of the Plan or amendment of any Award Agreement may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or Committee, as applicable). Notwithstanding the foregoing, (a) adjustments pursuant to subsection 5(d) shall not be subject to the foregoing limitations of this Section 10, and (b) amendments (i) expanding the group of Eligible Persons; (ii) to the provisions of subsection 7(f) (relating to Option and SAR repricing); (iii) increasing the number of shares reserved under the Plan; (iv) increasing the number of shares reserved for the issuance of Incentive Stock Options; and (v) amendments for which approval of the Company’s stockholders is required by law or the rules of any stock exchange on which the Common Stock is listed, in any case, will not be effective unless approved by the Company’s stockholders. It is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to Code Section 409A, the Plan and the Awards comply with the requirements of Code Section 409A and that the Board shall have the authority to amend the Plan as it deems necessary or desirable to conform to Code Section 409A. Notwithstanding the foregoing, neither the Company nor the Affiliates guarantee that Awards under the Plan will comply with Code Section 409A and the Committee is under no obligation to make any changes to any Award to cause such compliance.
11.Miscellaneous.
(a)Award Agreements. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an Award Agreement (or may issue to a Participant an Award Agreement), in a form specified by the Committee, pursuant to which the Participant agrees to (or is deemed to agree to) the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe. Any such document is an Award Agreement regardless of whether any Participant signature is required.
(b)Nontransferability; Assignment. Except as otherwise provided by the Committee or in the Plan or Award Agreement, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution and, to the extent applicable, shall be exercisable during a Participant’s only by the Participant. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any of its Affiliates; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(c)Tax Withholding.
(i)A Participant shall be required to pay to the Company or any of its Affiliates, and the Company or any of its Affiliates shall have the right and are hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.
(ii)Without limiting the generality of paragraph (i), the Committee shall, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (1) the deduction from any amount payable to the Participant in cash or the delivery of shares of Common Stock owned by the Participant having a Fair Market Value equal to such withholding liability, or (2) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award, including, without limitation and for the avoidance of doubt, shares redeemed as part of a Net Exercise settlement, a number of shares with a Fair Market Value equal to such withholding liability (but no more than the minimum required statutory withholding liability or, if permitted by the Committee, such other rate as will not have adverse accounting consequences and is permitted under applicable IRS withholding rules); provided, however, that in such event, the Committee may exercise its discretion to limit or prohibit the use of shares of Common Stock for such Tax Withholding if the Committee determines in good faith that to allow for the use of such shares with respect to Tax Withholding would result in a material negative impact on the Company’s and its Affiliates’ near-term liquidity needs.
(d)Grant and Use of Awards. Subject to the terms and conditions of the Plan, in the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of Awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or an Affiliate (including, without limitation, a plan or arrangement of a business or entity, all or a portion shares of common stock of which is acquired by the Company or an Affiliate). The Committee may use available shares of Common Stock hereunder as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or an Affiliate, including, without limitation, the plans and arrangements of the Company or an Affiliate assumed in business combinations.
(e)No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or any of its Affiliates, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of

Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any of its Affiliates, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.
(f)Foreign Individuals. Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or an Affiliate operates or has employees. The foregoing provisions of this subsection 10(f) shall not be applied to increase the share limitations of Section 5 or to otherwise change any provision of the Plan that would otherwise require the approval of the Company’s stockholders.
(g)Limitation of Implied Rights. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any Affiliate, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Affiliate shall be sufficient to pay any benefits to any person.
(h)Dividends and Dividend Equivalents. An Award (other than an Option or a SAR Award) may provide the Participant with the right to receive dividend payments, dividend equivalent payments or dividend equivalent units with respect to shares of Common Stock subject to the Award (both before and after the shares of

Common Stock subject to the Award are earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or shares of Common Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Common Stock or Common Stock equivalents, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including, without limitation, the reinvestment of such credited amounts in Common Stock equivalents. Notwithstanding the foregoing, no dividends or dividend equivalent rights will be paid or settled on Awards that have not been earned or vested.
(i)Settlement and Payments. Awards may be settled through cash payments, the delivery of shares of Common Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, including, without limitation, payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment (other than Option or SAR and to the extent permitted by Code Section 409A), subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including, without limitation, converting such credits into deferred Common Stock equivalents. Each Affiliate shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Affiliate by the Participant. Any disputes relating to liability of an Affiliate for cash payments shall be resolved by the Committee.
(j)Form and Time of Elections; Notices. Unless otherwise set forth herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times, in such form and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.
(k)Action by Company or Affiliate. Any action required or permitted to be taken by the Company or any Affiliate shall be by resolution of its board of directors, or by action of one or more members of the board (including, without limitation, a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any securities exchange) by a duly authorized officer of such company.

(l)Gender and Number. Where the context admits, words in any gender shall include any other gender (or no gender), words in the singular shall include the plural and the plural shall include the singular.
(m)Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.
(n)Governing Law. All questions concerning the construction, interpretation and validity of the Plan and the instruments evidencing the Awards granted hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Plan, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.
(o)Severability. If for any reason any provision or provisions of the Plan are determined invalid or unenforceable, the validity and effect of the other provisions of the Plan shall not be affected thereby.
(p)Code Section 409A. Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, to the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A, it is the intent of the parties to the applicable Award Agreement that such Award Agreement incorporate the terms and conditions necessary to avoid the consequences specified in Code Section 409A(a)(1) and that such Award Agreement and the terms of the Plan as applicable to such Award be interpreted and construed in compliance with Code Section 409A and the Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith. Although the Company and the Committee intend to administer the Plan so that it will comply with the requirements of Code Section 409A, neither the Company nor the Committee represents or warrants that the Plan will comply with Code Section 409A or any other provision of federal, state, local, or non-United States law. Neither the Company, its Affiliates, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant may owe as a result of participation in the Plan, and the Company and its Affiliates shall have no obligation to indemnify or otherwise protect any Participant from the obligation to pay any taxes pursuant to Code Section 409A.

(q)Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
(r)Restrictions on Shares and Awards. The Committee, in its discretion, may impose such restrictions on shares of Common Stock or cash acquired pursuant to the Plan, whether pursuant to the exercise of an Option or SAR, settlement of a Full Value Award or otherwise, as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares or cash and forfeiture restrictions based on service, performance, Common Stock ownership by the Participant, conformity with the Company’s recoupment, compensation recovery, or clawback policies and such other factors as the Committee determines to be appropriate. Without limiting the generality of the foregoing, unless otherwise specified by the Committee, any awards under the Plan and any shares of Common Stock or cash issued pursuant to the Plan shall be subject to the Company’s compensation recovery, clawback, and recoupment policies as in effect from time to time.
(s)General Restrictions. Delivery of shares of Common Stock or other amounts under the Plan shall be subject to the following:
(i)Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.
(ii)In the case of a Participant who is subject to Sections 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.
(iii)To the extent that the Plan provides for issuance of certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange.
12.SpinCo Awards.
(a)SpinCo Awards. SpinCo Awards shall be those assumed pursuant to, and in accordance with, the Employee Matters Agreement and this Section 12. The provisions of this Section 12 shall apply without regard to any other provision of the Plan.
(b)SpinCo Awards Generally. The number of shares of Common Stock subject to an SpinCo Award granted to an EMA Participant, and, to the extent applicable, the exercise price of the SpinCo Award, shall be determined in accordance with the applicable provision of the Employee Matters Agreement and shall otherwise be subject to the same terms and conditions (including, without limitation, vesting, settlement and termination) as applied to the corresponding Parent Award to which the SpinCo Award relates and otherwise shall be subject to the terms and conditions of the Employee Matters Agreement; provided, however, that any condition related to termination of a Participant’s employment or service with Parent or its Affiliates or related to a determination by the committee charged with administration of the Parent Equity Plan shall be based on an otherwise identical condition related to the termination of a Participant’s employment or service with the Company and its Affiliates or a determination by the Committee under this Plan, respectively and as applicable.
(c)Interpretation. This Section 12 is intended to provide for compliance with the Company’s obligations with respect to SpinCo Awards as set forth in the Employee Matters Agreement and shall, to the extent possible, be interpreted in a manner consistent with that intention. SpinCo Awards under the Plan shall only be subject to the restrictions of the Plan to the extent that such restrictions applied to the corresponding Parent Award immediately prior to the Distribution Date. In the event of any inconsistency between the Plan and/or an Award Agreement and the Employee Matters Agreement with respect to a SpinCo Award, the Employee Matters Agreement will govern.
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